EXHIBIT 7
                                                                       ---------


                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, dated as of September 16, 1997 (the "Agreement"), between MALCOLM GLAZER ("Glazer"), MALCOLM I. GLAZER FAMILY LIMITED PARTNERSHIP (the "Partnership" and collectively with Glazer, the "Glazers") and SPECIALTY EQUIPMENT COMPANIES, INC., a Delaware corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors (the "Board") of the Company has determined that it is in the best interests of the Company and its stockholders to commence a stock repurchase plan pursuant to which the Company repurchases shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), having an aggregate fair market value (as determined based upon the prevailing market price on the Nasdaq National Market for a share of Common Stock at the time of repurchase) of $10,000,000 for $10,000,000 (the "Repurchase Plan");

     WHEREAS, the Glazers own beneficially and of record 40.83% (the "Applicable Percentage") of the outstanding shares of Common Stock, such amount having been calculated in accordance with Rule 13d-3 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     WHEREAS, Glazer and his sons, Avram and Kevin Glazer, serve on the Board of Directors of the Company;

     WHEREAS, the Company desires to make certain of the repurchases pursuant to the Repurchase Plan through open market purchases in compliance with Rule 10b-18 under the Exchange Act;

     WHEREAS, the Company and the Glazers agree that the Glazers' participation in any open market purchases by the Company could have unintended adverse effects on the Company, the Repurchase Plan and the Glazers; and

     WHEREAS, the Glazers desire to sell shares of Common Stock in the Repurchase Plan in an amount which would equal the Applicable Percentage of the aggregate number of shares of Common Stock to be repurchased by the Company pursuant to the Repurchase Plan (the "Aggregate Shares") and the Company desires to repurchase from the Glazers such number of shares and that the purchase price for the shares to be sold by the Glazers to the Company shall be the average price paid by the Company for shares purchased by the Company from shareholders other than the Glazers pursuant to the Repurchase Plan.


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                               A G R E E M E N T:

     NOW, THEREFORE, in connection of the foregoing recitals and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Glazers and the Company agree as follows:

     1. Sale and Purchase of Shares.

     Subject to the terms and conditions of this Agreement, the Glazers shall sell to Company and Company shall purchase from Glazers, the Applicable Percentage of the Aggregate Shares pursuant to and in accordance with the terms hereof. In no event may the Aggregate Shares in any event exceed a number of shares equal to $10,000,000 divided by the average purchase price paid per share of Common Stock paid by the Company pursuant hereto and in connection with other purchases pursuant to the Repurchase Plan. The obligations of the Glazers hereunder are joint and several in all respects.

     2. Closings.

     (a) Time and Dates. The transfer of the shares of Common stock hereunder and payments therefore will be made at weekly closings (the "Closings") to be held at 10 A.M. Chicago time on Tuesday of each week commencing on September 22, 1997, at the offices of Lazard Freres, or at such other time or location as Glazer and Company shall mutually agree. The time and date of such payment and delivery are referred to in this Agreement as the "Closing Dates." Each such Closing shall relate to the Applicable Number of shares of Common Stock, as determined in accordance with Section 2(b) hereof, with the purchase price for such shares being equal to the Applicable Aggregate Price as determined in accordance with Section 2(b) hereof.

     (b) Notices. On or before 1 p.m. Chicago time on the Monday immediately preceding each Closing, the Company shall deliver to the Glazers a notice specifying: (i) the number of shares purchased by the Company pursuant to the Repurchase Plan and not made pursuant to this Agreement in the immediately preceding calendar week ("Purchased Shares"), (ii) the average price per share paid for such shares by the Company (the "Average Price"), (iii) Applicable Number of shares of Common Stock and (iv) the Applicable Aggregate Price for such shares. The "Applicable Number" shall be equal to the Applicable Percentage of a fraction (i) the numerator of which is equal to the number of Purchased Shares during the applicable calendar week and (ii) the denominator of which is equal to 0.5917. The Applicable Aggregate Price shall equal the product of the Applicable Number for such calendar week times the Average Price for such calendar week.

     (c) Payment of Purchase Price. The purchase price shall be paid to the Glazers at each Closing with immediately available funds, by a wire transfer (to an account specified in writing to the Company by the Glazer's not less than forty-eight hours prior to any Closing) or by check (naming Glazer, or such other person as specified in writing to the


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Company by the Glazers not less than forty-eight hours prior to any Closing,  as the payee) representing good funds. At each Closing, the Glazers shall deliver to Company stock certificates representing the shares sold pursuant to the terms of this Agreement duly endorsed for transfer or accompanied by any necessary or applicable stock powers executed in blank.

     (d) Closing Certificate. At each Closing, the Glazers shall deliver a certificate specifying that one or both of them are the sole and exclusive record and beneficial owners of the shares of Common Stock to be sold (the "Glazer Shares"), that the seller of the Glazer Shares has good and marketable title to such shares, and the absolute right, power and capacity to sell, assign, transfer and deliver such shares to the Company free and clear of, and the Glazer Shares are free and clear of, any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions (other than pursuant to applicable federal and state securities laws), voting trust arrangements or claims of any nature whatsoever.

     3. Glazers Representations. The Glazers hereby jointly and severally represent and warrant to Company as follows:

     (a) Authority. Glazer has full capacity, right, power and authority without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Partnership has taken all requisite partnership action and has the authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

     (b) Ownership of Shares by Glazer. The Glazers are the record and beneficial owner of 7,925,532.14 shares of Common Stock including shares that can be acquired through the exercise of a warrant to purchase shares of Common Stock (the "Warrant"), they (individually or collectively) have good and marketable title to all shares to be sold pursuant to this Agreement ("Such Shares"), and the absolute right, power and capacity to sell, assign, transfer and deliver all Such Shares to the Company free and clear of, and Such Shares are free and clear of, any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions (other than pursuant to applicable federal and state securities laws), voting trust arrangements or claims of any nature whatsoever.

     (c) Validity. This Agreement has been duly executed and delivered by the Glazers and is the lawful, valid and legally binding obligation of the Glazers, enforceable in accordance with its terms, except to the extent limited by bankruptcy, solvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.


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     (d) No Conflicts.  Neither the execution and delivery of this Agreement nor the Glazers' performance of their obligations hereunder will conflict with, or result in a breach or violation of, any provision of the Partnership's Partnership Agreement, any contract, agreement or order to which the Glazers (or either of them) is a party or by which the Glazers (or either of them) may be bound or any law applicable to the Glazers (or either of them).

     (e) Terms of the Repurchase Plan. The Glazers acknowledge that on signing this Agreement the Company intends to notify the Nasdaq National Market, issue a press release announcing the intended number or value of shares it intends to purchase and describing to the extent it believes is necessary, appropriate or desirable the details contained in this Agreement with Glazer; and that the open market purchases are subject to and will be administered in accordance with Rule 10b-18 under the Exchange Act. The Glazers have reviewed with counsel Rule 10b-18 and are fully familiar with its terms and the impact which it may have upon the Company's pursuit of the Repurchase Plan. The Glazers further acknowledge the Company has no obligation under this Agreement to make any open market purchases of its stock under the Repurchase Plan.

     4. Company Representation. The Company hereby represents and warrants to the Glazers as follows:

     (a) Authority. The Company has taken all requisite corporate action and has the authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

     (b) Validity. This Agreement has been duly executed and delivered by the Company and is the lawful, valid and legally binding obligation of Company, enforceable in accordance with its terms, except to the extent limited by bankruptcy, solvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

     (c) No Conflicts. Neither the execution and delivery of this Agreement nor the Company's performance of its obligations hereunder will conflict with, or result in a breach or violation of, any provision of the Company's Certificate of Incorporation or By-Laws, any contract, agreement or order to which the Company is a party or by which the Company may be bound or any law applicable to the Company.

     5. Glazer Covenants. The Glazers, jointly and severally, hereby covenant and agree as follows:

     (a) Limitations on Other Sales by the Glazers. The Glazers each covenant and agree that from the date hereof until the End Date (as defined below), neither the Glazers, nor any other member of the Glazer Group (as defined below) shall, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of


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any shares of Common Stock or any securities  convertible  into or  exchangeable for,  Common  Stock or any  options,  warrants  or rights to purchase or acquire
Common Stock (collectively a "Sale Transaction") other than pursuant to this Agreement without first providing the Company with (i) ten (10) days' prior written notice, (ii) a certificate (the "Certificate") in which the Glazers and any other members of the Glazer Group which is a party to the proposed Sale Transaction represent and warrant to the Company that (A) such Sale Transaction
(1) is in compliance with all applicable federal or state securities laws, including, without limitation, Rule 10b-18 under the Exchange Act and (2) will not result in the Company's continued consummation of the Repurchase Plan (on terms described to the Glazers by the Company contemporaneous with the provision of such representation) being in violation of Regulation M or Rule 10b-18 under the Exchange Act and (B) that such representations and warranties have been made after consultation with counsel reasonably believed by the Glazers to be expert in federal securities law and (iii) an indemnification agreement, in form and substance acceptable to the Glazers, the Company and their respective counsels, pursuant to which the Glazers indemnify the Company against any losses which the Company may suffer as a result of the falsity or incorrectness of any representation or warranty made by the Glazers in the Certificate.,

     For the purpose of this Agreement the term "End Date" shall mean the earliest of the following: (i) the date on which the Company has repurchased shares pursuant to the Repurchase Plan (whether pursuant hereto or otherwise) for aggregate consideration of $10,000,000, (ii) the date on which the Repurchase Date is terminated by the Company's Board (or any committee of the Board with valid authority) by resolution validly adopted (provided that if the Board passes a resolution terminating the Repurchase Plan at a later date, the date of such termination (and not the date the resolution is passed) shall be the applicable date) and (iii) the 46th Nasdaq National Market trading day after the Company makes its first purchase pursuant to the Repurchase Plan. The Company will provide the Glazers with prompt notice of the occurrence of the End Date.

     For the purposes of this Agreement the term "Glazer Group" shall mean the Glazers and any corporations, persons, partnerships, trusts or other entities in which the Glazers or their affiliates (as defined under Rule 12b-2 under the Exchange Act) own 50% or more of the equity securities that are entitled to vote in the election of directors or persons holding similar positions.

     (b) Schedule 13D Amendment. Promptly following signing this Agreement Glazer shall file with the Securities and Exchange Commission an amended
Schedule 13D to reflect the terms hereof.

     6. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of Delaware applicable in the case of contracts made and to be performed in that state, without giving effect to any conflict of law principles thereunder. The Glazers and the Company irrevocably agree that any legal action or proceeding against him or it, as the case may be, with respect to this Agreement and any transactions


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contemplated hereby shall be brought in the courts of the State of Delaware,  or of the United States of America for the District of Delaware, and by execution and delivery of this Agreement, the Glazers and the Company irrevocably submit to the jurisdiction of such courts.

     7. Miscellaneous.

     (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, provided, however, that neither this Agreement, nor any right hereunder, may be assigned by any party without the consent of the other party hereto.

     (b) Entire Agreement; Amendment. This Agreement, including the recitals hereto, and the other instruments referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced.

     (c)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one and the same instrument.

     (d) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     (e) Captions. The captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     (f) Termination. The obligations of the parties hereunder shall terminate on the End Date; provided, however, that (i) the termination shall in no way effect the validity of any purchase and sale of Common Stock pursuant hereto prior to such termination and (ii) (1) all representations and warranties made hereunder and in any certificate delivered in connection herewith and (2) all indemnity rights and obligations provided in connection with Section 5(a) hereof shall survive such termination.


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     IN WITNESS WHEREOF,  this Agreement has been executed by the parties hereto as of the date first above written.

                                   COMPANY:

                                        SPECIALTY EQUIPMENT COMPANIES, INC.

                                        By:  /s/ Donald K. McKay
                                             ----------------------------------

                                             Its: Executive Vice President
                                                  -----------------------------

                                   GLAZERS:

                                        /s/ Malcolm Glazer
                                        ---------------------------------------
                                             Malcolm Glazer

                                        MALCOLM I. GLAZER FAMILY LIMITED
                                        PARTNERSHIP

                                        By:  /s/ Malcolm Glazer
                                             ----------------------------------

                                             Its: Trustee
                                                  -----------------------------


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